Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES SECOND QUARTER 2008 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 3Q08 AND CONFERENCE CALL

VANCOUVER, WASHINGTON, July 29, 2008 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $3.3 million for the second quarter ended June 30, 2008, a decline of $1.6 million or 33.4% from net income of $4.9 million for the second quarter of 2007. Diluted earnings per share for the 2008 second quarter were $.29, as compared to diluted earnings per share of $.42 for the same quarter a year ago.

Net revenues for the second quarter ended June 30, 2008 totaled $72.2 million, an increase of approximately $8.3 million or 13.0% over the $63.9 million for the same quarter in 2007.

	(Unaudited)		(Unaudited)
($ in thousands, except per share amounts)	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
Results of Operations	2008	2007	2008	2007
Revenues:
Staffing services	$40,604	$29,747	$76,423	$57,762
Professional employer service fees	31,579	34,139	61,954	66,712
Total revenues	72,183	63,886	138,377	124,474
Cost of revenues:
Direct payroll costs	29,943	22,416	56,326	43,558
Payroll taxes and benefits	20,721	20,542	45,166	44,453
Workers’ compensation	7,465	5,964	14,269	11,808
Total cost of revenues	58,129	48,922	115,761	99,819
Gross margin	14,054	14,964	22,616	24,655
Selling, general and administrative expenses	9,165	7,727	17,834	15,115
Depreciation and amortization	382	316	758	665
Income from operations	4,507	6,921	4,024	8,875
Other income, net	587	790	1,213	1,575
Income before taxes	5,094	7,711	5,237	10,450
Provision for income taxes	1,844	2,830	1,896	3,841
Net income	$3,250	$4,881	$3,341	$6,609
Basic earnings per share	$.30	$.43	$.30	$.58
Weighted average basic shares outstanding	10,937	11,263	11,012	11,259
Diluted earnings per share	$.29	$.42	$.30	$.57
Weighted average diluted shares outstanding	11,221	11,690	11,322	11,686

Barrett Business Services, Inc.

News Release – Second Quarter 2008

July 29, 2008

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Staffing services	$40,604	$29,747	$76,423	$57,762
Professional employer services	228,891	237,957	452,652	467,470
Total revenues	269,495	267,704	529,075	525,232
Cost of revenues:
Direct payroll costs	225,887	224,605	443,740	441,233
Payroll taxes and benefits	20,721	20,542	45,166	44,453
Workers’ compensation	8,833	7,593	17,553	14,891
Total cost of revenues	255,441	252,740	506,459	500,577
Gross margin	$14,054	$14,964	$22,616	$24,655

Gross revenues of $269.5 million for the second quarter ended June 30, 2008 rose 0.7% over the similar period in 2007. For the six months of 2008, gross revenues of $529.1 million increased 0.7% over the comparable 2007 period.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the second quarters ended June 30, 2008 and 2007:

	(Unaudited) Three Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2008	2007	2008	2007	2008	2007
Revenues:
Staffing services	$40,604	$29,747	$—	$—	$40,604	$29,747
Professional
employer services	228,891	237,957	(197,312)	(203,818)	31,579	34,139
Total revenues	$269,495	$267,704	$(197,312)	$(203,818)	$72,183	$63,886
Cost of revenues	$255,441	$252,740	$(197,312)	$(203,818)	$58,129	$48,922

Barrett Business Services, Inc.

News Release – Second Quarter 2008

July 29, 2008

For the six months ended June 30, 2008 and 2007:

	(Unaudited) Six Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2008	2007	2008	2007	2008	2007
Revenues:
Staffing services	$76,423	$57,762	$—	$—	$76,423	$57,762
Professional
employer services	452,652	467,470	(390,698)	(400,758)	61,954	66,712
Total revenues	$529,075	$525,232	$(390,698)	$(400,758)	$138,377	$124,474
Cost of revenues	$506,459	$500,577	$(390,698)	$(400,758)	$115,761	$99,819

The following summarizes the unaudited consolidated balance sheets at June 30, 2008 and December 31, 2007.

Barrett Business Services, Inc.

News Release – Second Quarter 2008

July 29, 2008

	June 30,	December 31,
(in thousands)	2008	2007
Assets
Current assets:
Cash and cash equivalents	$16,640	$9,777
Marketable securities	30,098	50,364
Trade accounts receivable, net	45,296	36,673
Prepaid expenses and other	1,994	2,336
Deferred income taxes	3,271	3,138
Workers’ compensation receivables for insured claims	225	225
Total current assets	97,524	102,513
Marketable securities	7,755	4,772
Goodwill, net	45,316	41,508
Property, equipment and software, net	15,863	16,136
Restricted marketable securities and workers’ compensation deposits	3,896	2,750
Other assets	1,671	1,649
Workers’ compensation receivables for insured claims	3,490	3,896
	$175,515	$173,224

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,212	$1,516
Accrued payroll, payroll taxes and related benefits	37,855	33,553
Income taxes payable	527	—
Other accrued liabilities	713	1,064
Workers’ compensation claims liabilities	7,037	6,031
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	4,663	5,911
Total current liabilities	52,232	48,300
Customer deposits	687	752
Long-term workers’ compensation claims liabilities	4,926	4,021
Long-term workers’ compensation liabilities for insured claims	2,372	2,464
Deferred income taxes	3,269	3,268
Deferred gain on sale and leaseback	610	671
Stockholders’ equity	111,419	113,748
	$175,515	$173,224

Barrett Business Services, Inc.

News Release – Second Quarter 2008

July 29, 2008

Outlook for Third Quarter 2008

The Company also disclosed today limited financial guidance with respect to its operating results for the third quarter ending September 30, 2008. The Company expects gross revenues for the third quarter of 2008 to range from $277 million to $282 million, as compared to $296.8 million for the third quarter of 2007, and anticipates diluted earnings per share for the third quarter of 2008 to range from $.34 to $.36 per share, as compared to $.54 per share for the same period a year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the third quarter of 2008 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

On July 30 at 9:00 a.m. Pacific Time, William W. Sherertz and James D. Miller will host an investor telephone conference call to discuss second quarter 2008 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 57362314. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Wednesday, July 30, 2008 at 12:00 p.m. PT and ending on Wednesday, August 6, 2008. To listen to the recording, dial (800) 642-1687 and enter conference identification code 57362314.

Statements in this release about future events or performance, including gross revenues and earnings expectations for the third quarter of 2008, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2007 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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